Exhibit 99.1

Equinix Reports Second Quarter 2021 Results

World's Digital Infrastructure Company™ Exceeds Expectations and Delivers Another Consecutive Quarter of Revenue and Interconnection Growth

REDWOOD CITY, Calif., July 28, 2021 /PRNewswire/ --

  Quarterly revenues increased 13% over the same quarter last year to $1.658 billion, or 8% on a normalized and constant currency basis, representing the company's 74th consecutive quarter of revenue growth
  Record bookings across the company, including in the Americas region and in the enterprise vertical
  Company exceeds 400,000 interconnections, highlighting its critical role in the digital infrastructure of today's businesses
  Significant milestones in the quarter included attaining Fortune 500 status, recognition as a leader in IDC's Marketscape report and upgrades from two top credit ratings agencies

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company, today reported results for the quarter ended June 30, 2021. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

Second Quarter 2021 Results Summary

  Revenues
    $1.658 billion, a 4% increase over the previous quarter, including a 36% increase in non-recurring revenues from xScaleTM fees and custom installation services
    Includes an $11 million positive foreign currency benefit when compared to prior guidance foreign currency ("FX") rates
  Operating Income
    $279 million, a 6% decrease from the previous quarter and an operating margin of 17% due to increased depreciation and amortization from recently opened IBX data centers and expansions, higher utilities expense and increased repairs and maintenance spend
  Adjusted EBITDA
    $797 million, a 48% adjusted EBITDA margin
    Includes a $6 million positive foreign currency benefit when compared to prior guidance FX rates
    Includes $4 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $68 million, a 56% decrease from the previous quarter, largely due to a $101 million debt extinguishment charge, related to the company's $1.25 billion 2027 Notes redemption completed in June
    $0.76 per share, a 56% decrease from the previous quarter
  AFFO and AFFO per Share
    $632 million, a 1% increase over the previous quarter, including a $25 million increase in recurring capital expenditures
    $7.01 per share, an increase over the previous quarter
    Includes $4 million of integration costs

2021 Annual Guidance Summary

  Revenues
    $6.619 - $6.659 billion, an increase of 10 - 11% over the previous year, or a normalized and constant currency increase of ~8%
    An increase of $50 million compared to prior guidance, including a $25 million foreign currency benefit when compared to prior guidance FX rates
  Adjusted EBITDA
    $3.108 - $3.148 billion, a 47% adjusted EBITDA margin
    An increase of $27 million compared to prior guidance, including an $11 million foreign currency benefit when compared to prior guidance FX rates
    Assumes $25 million of integration costs
  AFFO and AFFO per Share
    $2.434 - $2.474 billion, an increase of 11 - 13% over the previous year, or a normalized and constant currency increase of 10 - 12%
    An increase of $15 million compared to prior guidance, including a $6 million foreign currency benefit when compared to prior guidance FX rates
    $26.92 - $27.36 per share, an increase of 9 - 11% over the previous year on both an as-reported and on a normalized and constant currency basis
    Assumes $25 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote

Charles Meyers, President and CEO, Equinix:

"We have continued to see significant momentum in our business as digital transformation outpaces previous expectations across all industries. Technology spend is accelerating, and we believe Equinix remains uniquely positioned as traditional technology markets continue to shift to as-a-service consumption models and hybrid multicloud is widely adopted as the architecture of choice. The pandemic has highlighted that digital infrastructure is not just a business enabler, but a primary source of competitive advantage for digital leaders across all industries, and we continue to see a multitude of trends driving infrastructure to become more distributed, more on demand, and more ecosystem-connected than ever before."

Business Highlights

  Equinix continued the growth of its indirect selling initiatives, with channel sales delivering a record quarter, contributing more than 35% of the bookings for the quarter. Wins were across a wide range of industry verticals and use cases with continued strength from partners such as AWS, Cisco, Dell, Google, HPE, IBM and Microsoft. Equinix also announced a new structure and leadership team for its growing channel business.
  Equinix continued to strengthen its leadership position in the cloud ecosystem through the company's hyperscale strategy, expanding its footprint to service both retail and large footprint hyperscale requirements in key markets, while leveraging its joint venture relationship with GIC, Singapore's sovereign wealth fund. On June 14th, Equinix announced agreements with GIC to add $3.9 billion to expand the xScale™ data center program. When closed and built out, these agreements will bring the xScale portfolio to greater than $6.9 billion across 32 facilities globally and more than 600 megawatts (MW) of power capacity.
  Advances in the company's sustainability agenda in Q2 resulted in meaningful progress across environmental, social and governance (ESG) initiatives:
    On June 16th, Equinix became the first in the data center industry to commit to reaching climate-neutral status by 2030, backed by science-based targets and an aggressive sustainability innovation agenda.
    On May 4th, Equinix announced the pricing of $2.6 billion principal amount of notes, including $1.0 billion of green bonds in its third green bond offering. To date, Equinix has issued $3.7 billion in green bonds to help advance the company's longstanding commitment to sustainability leadership and reducing its environmental impact, including projects aimed at green buildings, renewable energy, energy and water efficiency, waste and clean transportation.
    As part of its ongoing focus on diversity, inclusion and belonging, and its commitment to well-being, Equinix recently hosted its second annual WeConnect event, a 24-hour virtual gathering that celebrates equality, diversity and connection. The event offers employees an opportunity to listen, learn and engage in courageous conversations as Equinix builds a culture and community that can have a meaningful, sustainable impact on the future of the world.
  Q2 also marked significant milestones and recognition for Equinix:
    In June, Equinix was included in the Fortune 500 list of the largest companies in the U.S., debuting at #461.
    In May, Standard & Poor's and Fitch Ratings both upgraded all of Equinix's credit ratings to BBB, from the previous rating of BBB-. The ratings upgrades from both agencies reflect Equinix's growing portfolio of owned assets, increasing global scale supported by its unique interconnection platform, a disciplined financial policy utilizing broad access to capital, and resilience through the COVID-19 pandemic.
    In June, for the second consecutive year, IDC recognized Equinix as a leader in its MarketScape Report for Worldwide Datacenter Colocation and Interconnection Services.

COVID-19 Update

Many of Equinix's International Business Exchange™ (IBX®) and xScale data centers have been identified as "essential businesses" or "critical infrastructure" by local governments for purposes of remaining open during the ongoing COVID-19 pandemic, and all data centers remain operational at the time of filing of this press release. Precautionary measures have been implemented during the COVID-19 pandemic to minimize the risk of operational impact and to protect the health and safety of employees, customers, partners and communities.

Looking ahead, the full impact of the COVID-19 pandemic on the company's financial condition or results of operations remains uncertain and will depend on a number of factors, including its impact on Equinix customers, partners and vendors and the impact on, and functioning of, the global financial markets. The company's past results may not be indicative of future performance, and historical trends may differ materially. Additional information pertaining to the impact of the COVID-19 pandemic on Equinix and the company's response thereto will be provided in the upcoming Form 10-Q to be filed with the Securities and Exchange Commission for the quarter ended June 30, 2021.

Business Outlook

For the third quarter of 2021, the Company expects revenues to range between $1.668 and $1.688 billion, an increase of 1 - 2% compared to the prior quarter on both an as-reported and on a normalized and constant currency basis. This guidance includes a $6 million negative foreign currency impact when compared to the average FX rates in Q2 2021. Adjusted EBITDA is expected to range between $766 and $786 million. Adjusted EBITDA includes a $4 million negative foreign currency impact when compared to the average FX rates in Q2 2021 and $7 million of integration costs from acquisitions. Recurring capital expenditures are expected to range between $50 and $60 million.

For the full year of 2021, total revenues are expected to range between $6.619 and $6.659 billion, a 10 - 11% increase over the previous year, or a normalized and constant currency increase of approximately 8%. This $50 million increase from previously issued guidance is due to $25 million of better-than-expected operating performance and a $25 million positive foreign currency benefit when compared to the prior guidance FX rates. Adjusted EBITDA is expected to range between $3.108 and $3.148 billion, an adjusted EBITDA margin of 47%. This $27 million increase from previously issued guidance is due to $11 million of better-than-expected operating performance, a $5 million reduction of integration costs and an $11 million positive foreign currency benefit when compared to the prior guidance FX rates. AFFO is expected to range between $2.434 and $2.474 billion, an increase of 11 - 13% over the previous year, or a normalized and constant currency increase of 10 - 12%. This $15 million increase over the previously issued guidance is due to $4 million of better-than-expected operating performance, a $5 million reduction of integration costs and a $6 million foreign currency benefit when compared to the prior guidance FX rates. AFFO per share is expected to range between $26.92 and $27.36, an increase of 9 - 11% over the previous year, both as-reported and on a normalized and constant currency basis. Total capital expenditures are expected to range between $2.738 and $2.988 billion. Non-recurring capital expenditures, including xScale-related costs, are expected to range between $2.550 and $2.790 billion, and recurring capital expenditures are expected to range between $188 and $198 million. xScale-related on-balance sheet capital expenditures are expected to range between $425 and $475 million, which we anticipate will be reimbursed from both the current and future xScale JVs.

The U.S. dollar exchange rates used for 2021 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.17 to the Euro, $1.33 to the Pound, S$1.35 to the U.S. dollar, ¥111 to the U.S. dollar, and R$4.99 to the U.S. dollar. The Q2 2021 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 20%, 10%, 7%, 7% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property, and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q2 2021 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended June 30, 2021, along with its future outlook, in its quarterly conference call on Wednesday, July 28, 2021, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, November 3, 2021, by dialing 1-203-369-0161 and referencing the passcode 2021. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of a data center, and do not reflect its current or future cash spending levels to support its business. Its data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of a data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges generally related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX and xScale data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the ongoing COVID-19 pandemic; the challenges of acquiring, operating and constructing IBX and xScale data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Recurring revenues	$1,542,462	$1,510,933	$1,398,138	$3,053,395	$2,759,832
Non-recurring revenues	115,457	85,131	71,983	200,588	154,831
Revenues	1,657,919	1,596,064	1,470,121	3,253,983	2,914,663
Cost of revenues	865,120	811,217	739,344	1,676,337	1,475,626
Gross profit	792,799	784,847	730,777	1,577,646	1,439,037
Operating expenses:
Sales and marketing	185,610	182,827	178,124	368,437	358,574
General and administrative	322,005	301,456	256,890	623,461	518,487
Transaction costs	6,985	1,182	13,617	8,167	25,147
(Gain) loss on asset sales	(455)	1,720	(342)	1,265	857
Total operating expenses	514,145	487,185	448,289	1,001,330	903,065
Income from operations	278,654	297,662	282,488	576,316	535,972
Interest and other income (expense):
Interest income	374	729	1,685	1,103	5,958
Interest expense	(87,231)	(89,681)	(108,480)	(176,912)	(215,818)
Other income (expense)	(39,377)	(6,950)	4,278	(46,327)	9,448
Loss on debt extinguishment	(102,460)	(13,058)	(1,868)	(115,518)	(8,309)
Total interest and other, net	(228,694)	(108,960)	(104,385)	(337,654)	(208,721)
Income before income taxes	49,960	188,702	178,103	238,662	327,251
Income tax (expense) benefit	18,527	(32,628)	(44,753)	(14,101)	(74,944)
Net income	68,487	156,074	133,350	224,561	252,307
Net (income) loss attributable to non-controlling interests	(148)	288	(46)	140	(211)
Net income attributable to Equinix	$68,339	$156,362	$133,304	$224,701	$252,096
Net income per share attributable to Equinix:
Basic net income per share	$0.76	$1.75	$1.53	$2.51	$2.92
Diluted net income per share	$0.76	$1.74	$1.52	$2.50	$2.90
Shares used in computing basic net income per share	89,648	89,330	87,303	89,490	86,427
Shares used in computing diluted net income per share	90,104	89,842	87,901	90,024	87,065

EQUINIX, INC. Condensed Consolidated Statements of Comprehensive Income (Loss) (in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$68,487	$156,074	$133,350	$224,561	$252,307
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	110,466	(295,146)	181,286	(184,680)	(232,506)
Net investment hedge CTA gain (loss)	(37,036)	170,175	(97,058)	133,139	47,888
Unrealized gain (loss) on cash flow hedges	(5,700)	29,478	(17,868)	23,778	(21,124)
Net actuarial gain on defined benefit plans	15	12	20	27	55
Total other comprehensive income (loss), net of tax	67,745	(95,481)	66,380	(27,736)	(205,687)
Comprehensive income, net of tax	136,232	60,593	199,730	196,825	46,620
Net (income) loss attributable to non-controlling interests	(148)	288	(46)	140	(211)
Other comprehensive (income) loss attributable to non-controlling interests	(11)	1	(2)	(10)	9
Comprehensive income attributable to Equinix	$136,073	$60,882	$199,682	$196,955	$46,418

EQUINIX, INC. Condensed Consolidated Balance Sheets (in thousands) (unaudited)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,799,727	$1,604,869
Short-term investments	—	4,532
Accounts receivable, net	726,382	676,738
Other current assets	394,880	323,016
Assets held for sale	227,073	—
Total current assets	3,148,062	2,609,155
Property, plant and equipment, net	15,143,898	14,503,084
Operating lease right-of-use assets	1,371,794	1,475,057
Goodwill	5,411,123	5,472,553
Intangible assets, net	2,047,515	2,170,945
Other assets	807,970	776,047
Total assets	$27,930,362	$27,006,841
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$767,963	$844,862
Accrued property, plant and equipment	304,333	301,155
Current portion of operating lease liabilities	149,103	154,207
Current portion of finance lease liabilities	148,320	137,683
Current portion of mortgage and loans payable	42,580	82,289
Current portion of senior notes	—	150,186
Other current liabilities	271,072	354,368
Total current liabilities	1,683,371	2,024,750
Operating lease liabilities, less current portion	1,191,676	1,308,627
Finance lease liabilities, less current portion	2,000,006	1,784,816
Mortgage and loans payable, less current portion	611,441	1,287,254
Senior notes, less current portion	11,027,243	9,018,277
Other liabilities	770,153	948,999
Total liabilities	17,283,890	16,372,723
Common stock	90	89
Additional paid-in capital	15,360,726	15,028,357
Treasury stock	(117,270)	(122,118)
Accumulated dividends	(5,640,963)	(5,119,274)
Accumulated other comprehensive loss	(941,114)	(913,368)
Retained earnings	1,985,003	1,760,302
Total Equinix stockholders' equity	10,646,472	10,633,988
Non-controlling interests	—	130
Total stockholders' equity	10,646,472	10,634,118
Total liabilities and stockholders' equity	$27,930,362	$27,006,841

Ending headcount by geographic region is as follows:
Americas headcount	4,835	4,599
EMEA headcount	3,526	3,405
Asia-Pacific headcount	2,123	2,009
Total headcount	10,484	10,013

EQUINIX, INC. Summary of Debt Principal Outstanding (in thousands) (unaudited)

	June 30, 2021	December 31, 2020

Finance lease liabilities	$2,148,326	$1,922,499

Term loans	577,519	1,288,779
Mortgage payable and other loans payable	76,502	80,764
Plus: mortgage premium, debt discount and issuance costs, net	(1,176)	1,427
Total mortgage and loans payable principal	652,845	1,370,970

Senior notes	11,027,243	9,168,463
Plus: debt discount and issuance costs	126,257	92,773
Less: debt premium	—	(186)
Total senior notes principal	11,153,500	9,261,050

Total debt principal outstanding	$13,954,671	$12,554,519

EQUINIX, INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Cash flows from operating activities:
Net income	$68,487	$156,074	$133,350	$224,561	$252,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	417,758	394,318	348,434	812,076	685,865
Stock-based compensation	94,335	78,350	75,844	172,685	140,343
Amortization of debt issuance costs and debt discounts and premiums	4,430	3,940	4,444	8,370	7,904
Loss on debt extinguishment	102,460	13,058	1,868	115,518	8,309
(Gain) loss on asset sales	(455)	1,720	(342)	1,265	857
Other items	11,296	11,182	13,891	22,478	20,747
Changes in operating assets and liabilities:
Accounts receivable	(39,709)	(17,620)	(29,539)	(57,329)	(14,233)
Income taxes, net	(55,661)	(10,274)	8,164	(65,935)	11,861
Accounts payable and accrued expenses	19,161	(76,362)	117	(57,201)	(25,564)
Operating lease right-of-use assets	20,851	40,924	37,495	61,775	76,292
Operating lease liabilities	(63,765)	(36,563)	(36,898)	(100,328)	(72,091)
Other assets and liabilities	20,009	(167,589)	17,858	(147,580)	(1,081)
Net cash provided by operating activities	599,197	391,158	574,686	990,355	1,091,516
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(2,595)	(18,349)	(1,341)	(20,944)	(40,281)
Business acquisitions, net of cash and restricted cash acquired	—	—	39	—	(478,248)
Purchases of real estate	(33,900)	(53,737)	(46,194)	(87,637)	(82,567)
Purchases of other property, plant and equipment	(692,232)	(563,598)	(481,948)	(1,255,830)	(882,889)
Net cash used in investing activities	(728,727)	(635,684)	(529,444)	(1,364,411)	(1,483,985)
Cash flows from financing activities:
Proceeds from employee equity awards	—	40,034	—	40,034	30,391
Payment of dividend distributions	(258,053)	(263,039)	(236,008)	(521,092)	(469,487)
Proceeds from public offering of common stock, net of offering costs	99,599	—	1,683,106	99,599	1,784,898
Proceeds from revolving credit facility	—	—	500,790	—	750,790
Proceeds from senior notes, net of debt discounts	2,587,910	1,290,752	2,585,736	3,878,662	2,585,736
Repayment of finance lease liabilities	(66,293)	(32,584)	(23,704)	(98,877)	(42,681)
Repayment of mortgage and loans payable	(675,873)	(20,186)	(770,677)	(696,059)	(789,178)
Repayment of senior notes	(1,400,000)	(590,650)	(150,000)	(1,990,650)	(493,711)
Debt extinguishment costs	(90,664)	(8,521)	—	(99,185)	(4,619)
Debt issuance costs	(21,950)	(3,152)	(26,266)	(25,102)	(26,266)
Net cash provided by financing activities	174,676	412,654	3,562,977	587,330	3,325,873
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	4,965	(22,019)	12,411	(17,054)	(12,876)
Net increase in cash, cash equivalents and restricted cash	50,111	146,109	3,620,630	196,220	2,920,528
Cash, cash equivalents and restricted cash at beginning of period	1,771,804	1,625,695	1,186,511	1,625,695	1,886,613
Cash, cash equivalents and restricted cash at end of period	$1,821,915	$1,771,804	$4,807,141	$1,821,915	$4,807,141
Supplemental cash flow information:
Cash paid for taxes	$32,667	$49,970	$15,752	$82,637	$61,076
Cash paid for interest	$128,636	$101,055	$122,380	$229,691	$248,304

Free cash flow (negative free cash flow)(1)	$(126,935)	$(226,177)	$46,583	$(353,112)	$(352,188)

Adjusted free cash flow (negative adjusted free cash flow) (2)	$(93,035)	$(172,440)	$92,738	$(265,475)	$208,627

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$599,197	$391,158	$574,686	$990,355	$1,091,516
Net cash used in investing activities as presented above	(728,727)	(635,684)	(529,444)	(1,364,411)	(1,483,985)
Purchases, sales and maturities of investments, net	2,595	18,349	1,341	20,944	40,281
Free cash flow (negative free cash flow)	$(126,935)	$(226,177)	$46,583	$(353,112)	$(352,188)

(2)

We define adjusted free cash flow (negative adjusted free cash flow) as free cash flow (negative free cash flow) as defined above, excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$(126,935)	$(226,177)	$46,583	$(353,112)	$(352,188)
Less business acquisitions, net of cash and restricted cash acquired	—	—	(39)	—	478,248
Less purchases of real estate	33,900	53,737	46,194	87,637	82,567
Adjusted free cash flow (negative adjusted free cash flow)	$(93,035)	$(172,440)	$92,738	$(265,475)	$208,627

EQUINIX, INC. Non-GAAP Measures and Other Supplemental Data (in thousands) (unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	Recurring revenues	$1,542,462	$1,510,933	$1,398,138	$3,053,395	$2,759,832
	Non-recurring revenues	115,457	85,131	71,983	200,588	154,831
	Revenues (1)	1,657,919	1,596,064	1,470,121	3,253,983	2,914,663

	Cash cost of revenues (2)	544,196	510,810	480,946	1,055,006	957,487
	Cash gross profit (3)	1,113,723	1,085,254	989,175	2,198,977	1,957,176

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	115,282	113,053	111,007	228,335	226,678
	Cash general and administrative expenses (6)	201,164	198,969	158,127	400,133	326,247
	Total cash operating expenses (4)(7)	316,446	312,022	269,134	628,468	552,925

	Adjusted EBITDA (8)	$797,277	$773,232	$720,041	$1,570,509	$1,404,251

	Cash gross margins (9)	67%	68%	67%	68%	67%

	Adjusted EBITDA margins(10)	48%	48%	49%	48%	48%

	Adjusted EBITDA flow-through rate (11)	39%	194%	140%	72%	53%

	FFO (12)	$340,873	$417,263	$356,946	$758,136	$700,700

	AFFO (13)(14)	$631,937	$626,828	$557,793	$1,258,765	$1,092,498

	Basic FFO per share (15)	$3.80	$4.67	$4.09	$8.47	$8.11

	Diluted FFO per share (15)	$3.78	$4.64	$4.06	$8.42	$8.05

	Basic AFFO per share (15)	$7.05	$7.02	$6.39	$14.07	$12.64

	Diluted AFFO per share (15)	$7.01	$6.98	$6.35	$13.98	$12.55

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$497,659	$487,459	$447,498	$985,118	$898,452
	Interconnection	167,618	164,887	153,387	332,505	304,316
	Managed infrastructure	40,734	38,485	28,889	79,219	54,418
	Other	451	2,038	5,081	2,489	10,301
	Recurring revenues	706,462	692,869	634,855	1,399,331	1,267,487
	Non-recurring revenues	44,181	33,071	26,564	77,252	55,837
	Revenues	$750,643	$725,940	$661,419	$1,476,583	$1,323,324

	EMEA Revenues:

	Colocation	$398,703	$388,275	$381,144	$786,978	$743,474
	Interconnection	65,258	61,650	50,904	126,908	99,445
	Managed infrastructure	31,176	32,111	29,012	63,287	59,149
	Other	3,682	5,046	6,130	8,728	8,596
	Recurring revenues	498,819	487,082	467,190	985,901	910,664
	Non-recurring revenues	39,110	31,635	20,900	70,745	56,335
	Revenues	$537,929	$518,717	$488,090	$1,056,646	$966,999

	Asia-Pacific Revenues:

	Colocation	$259,573	$254,558	$228,803	$514,131	$449,896
	Interconnection	54,898	53,182	45,140	108,080	87,811
	Managed infrastructure	22,094	22,749	22,150	44,843	43,974
	Other	616	493	—	1,109	—
	Recurring revenues	337,181	330,982	296,093	668,163	581,681
	Non-recurring revenues	32,166	20,425	24,519	52,591	42,659
	Revenues	$369,347	$351,407	$320,612	$720,754	$624,340

	Worldwide Revenues:

	Colocation	$1,155,935	$1,130,292	$1,057,445	$2,286,227	$2,091,822
	Interconnection	287,774	279,719	249,431	567,493	491,572
	Managed infrastructure	94,004	93,345	80,051	187,349	157,541
	Other	4,749	7,577	11,211	12,326	18,897
	Recurring revenues	1,542,462	1,510,933	1,398,138	3,053,395	2,759,832
	Non-recurring revenues	115,457	85,131	71,983	200,588	154,831
	Revenues	$1,657,919	$1,596,064	$1,470,121	$3,253,983	$2,914,663

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$865,120	$811,217	$739,344	$1,676,337	$1,475,626
	Depreciation, amortization and accretion expense	(310,916)	(291,940)	(250,743)	(602,856)	(501,141)
	Stock-based compensation expense	(10,008)	(8,467)	(7,655)	(18,475)	(16,998)
	Cash cost of revenues	$544,196	$510,810	$480,946	$1,055,006	$957,487

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$234,679	$193,460	$194,467	$428,139	$379,700
	EMEA cash cost of revenues	196,661	199,183	177,558	395,844	364,806
	Asia-Pacific cash cost of revenues	112,856	118,167	108,921	231,023	212,981
	Cash cost of revenues	$544,196	$510,810	$480,946	$1,055,006	$957,487

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$507,615	$484,283	$435,014	$991,898	$877,061
	Depreciation and amortization expense	(106,842)	(102,378)	(97,691)	(209,220)	(184,724)
	Stock-based compensation expense	(84,327)	(69,883)	(68,189)	(154,210)	(139,412)
	Cash operating expense	$316,446	$312,022	$269,134	$628,468	$552,925

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$185,610	$182,827	$178,124	$368,437	$358,574
	Depreciation and amortization expense	(49,549)	(52,071)	(48,902)	(101,620)	(95,136)
	Stock-based compensation expense	(20,779)	(17,703)	(18,215)	(38,482)	(36,760)
	Cash sales and marketing expense	$115,282	$113,053	$111,007	$228,335	$226,678

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$322,005	$301,456	$256,890	$623,461	$518,487
	Depreciation and amortization expense	(57,293)	(50,307)	(48,789)	(107,600)	(89,588)
	Stock-based compensation expense	(63,548)	(52,180)	(49,974)	(115,728)	(102,652)
	Cash general and administrative expense	$201,164	$198,969	$158,127	$400,133	$326,247

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$190,040	$187,988	$164,845	$378,028	$347,904
	EMEA cash SG&A	78,742	75,971	66,935	154,713	128,438
	Asia-Pacific cash SG&A	47,664	48,063	37,354	95,727	76,583
	Cash SG&A	$316,446	$312,022	$269,134	$628,468	$552,925

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Income from operations	$278,654	$297,662	$282,488	$576,316	$535,972
	Depreciation, amortization and accretion expense	417,758	394,318	348,434	812,076	685,865
	Stock-based compensation expense	94,335	78,350	75,844	172,685	156,410
	Transaction costs	6,985	1,182	13,617	8,167	25,147
	(Gain) loss on asset sales	(455)	1,720	(342)	1,265	857
	Adjusted EBITDA	$797,277	$773,232	$720,041	$1,570,509	$1,404,251

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$27,745	$81,565	$58,423	$109,310	$105,731
	Americas depreciation, amortization and accretion expense	222,413	202,706	182,204	425,119	353,643
	Americas stock-based compensation expense	69,982	58,262	56,326	128,244	119,015
	Americas transaction costs	6,239	239	5,575	6,478	16,553
	Americas (gain) loss on asset sales	(455)	1,720	(421)	1,265	778
	Americas adjusted EBITDA	$325,924	$344,492	$302,107	$670,416	$595,720

	EMEA income from operations	$131,158	$119,785	$138,154	$250,943	$264,158
	EMEA depreciation, amortization and accretion expense	115,702	111,213	92,953	226,915	185,693
	EMEA stock-based compensation expense	15,114	12,130	12,240	27,244	23,242
	EMEA transaction costs	552	435	171	987	583
	EMEA loss on asset sales	—	—	79	—	79
	EMEA adjusted EBITDA	$262,526	$243,563	$243,597	$506,089	$473,755

	Asia-Pacific income from operations	$119,751	$96,312	$85,911	$216,063	$166,083
	Asia-Pacific depreciation, amortization and accretion expense	79,643	80,399	73,277	160,042	146,529
	Asia-Pacific stock-based compensation expense	9,239	7,958	7,278	17,197	14,153
	Asia-Pacific transaction costs	194	508	7,871	702	8,011
	Asia-Pacific adjusted EBITDA	$208,827	$185,177	$174,337	$394,004	$334,776

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	69%	73%	71%	71%	71%
	EMEA cash gross margins	63%	62%	64%	63%	62%
	Asia-Pacific cash gross margins	69%	66%	66%	68%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	43%	47%	46%	45%	45%
	EMEA adjusted EBITDA margins	49%	47%	50%	48%	49%
	Asia-Pacific adjusted EBITDA margins	57%	53%	54%	55%	54%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$797,277	$773,232	$720,041	$1,570,509	$1,404,251
	Less adjusted EBITDA - prior period	(773,232)	(711,402)	(684,210)	(1,448,647)	(1,350,562)
	Adjusted EBITDA growth	$24,045	$61,830	$35,831	$121,862	$53,689

	Revenues - current period	$1,657,919	$1,596,064	$1,470,121	$3,253,983	$2,914,663
	Less revenues - prior period	(1,596,064)	(1,564,115)	(1,444,542)	(3,083,882)	(2,813,945)
	Revenue growth	$61,855	$31,949	$25,579	$170,101	$100,718

	Adjusted EBITDA flow-through rate	39%	194%	140%	72%	53%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$68,487	$156,074	$133,350	$224,561	$252,307
	Net (income) loss attributable to non-controlling interests	(148)	288	(46)	140	(211)
	Net income attributable to Equinix	68,339	156,362	133,304	224,701	252,096
	Adjustments:
	Real estate depreciation	271,500	256,644	222,613	528,144	444,400
	(Gain) loss on disposition of real estate property	(518)	3,130	376	2,612	2,882
	Adjustments for FFO from unconsolidated joint ventures	1,552	1,127	653	2,679	1,322
	FFO attributable to common shareholders	$340,873	$417,263	$356,946	$758,136	$700,700

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$340,873	$417,263	$356,946	$758,136	$700,700
	Adjustments:
	Installation revenue adjustment	4,539	3,912	3,649	8,451	168
	Straight-line rent expense adjustment	3,381	4,361	2,395	7,742	4,201
	Amortization of deferred financing costs and debt discounts and premiums	4,447	3,923	4,444	8,370	7,904
	Contract cost adjustment	(13,381)	(14,011)	(5,307)	(27,392)	(15,741)
	Stock-based compensation expense	94,335	78,350	75,844	172,685	156,410
	Non-real estate depreciation expense	93,062	84,978	76,618	178,040	142,209
	Amortization expense	51,679	53,395	49,362	105,074	97,853
	Accretion expense (adjustment)	1,517	(699)	(159)	818	1,403
	Recurring capital expenditures	(45,331)	(20,330)	(29,996)	(65,661)	(47,864)
	Loss on debt extinguishment	102,460	13,058	1,868	115,518	8,309
	Transaction costs	6,985	1,182	13,617	8,167	25,147
	Impairment charges	33,552	—	—	33,552	—
	Income tax expense adjustment	(47,440)	765	8,070	(46,675)	10,903
	Adjustments for AFFO from unconsolidated joint ventures	1,259	681	442	1,940	896
	AFFO attributable to common shareholders	$631,937	$626,828	$557,793	$1,258,765	$1,092,498

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$797,277	$773,232	$720,041	$1,570,509	$1,404,251
	Adjustments:
	Interest expense, net of interest income	(86,857)	(88,952)	(106,795)	(175,809)	(209,860)
	Amortization of deferred financing costs and debt discounts and premiums	4,447	3,923	4,444	8,370	7,904
	Income tax (expense) benefit	18,527	(32,628)	(44,753)	(14,101)	(74,944)
	Income tax expense adjustment	(47,440)	765	8,070	(46,675)	10,903
	Straight-line rent expense adjustment	3,381	4,361	2,395	7,742	4,201
	Contract cost adjustment	(13,381)	(14,011)	(5,307)	(27,392)	(15,741)
	Installation revenue adjustment	4,539	3,912	3,649	8,451	168
	Recurring capital expenditures	(45,331)	(20,330)	(29,996)	(65,661)	(47,864)
	Other income (expense)	(39,377)	(6,950)	4,278	(46,327)	9,448
	(Gain) loss on disposition of real estate property	(518)	3,130	376	2,612	2,882
	Adjustments for unconsolidated JVs' and non-controlling interests	2,663	2,096	1,049	4,759	2,007
	Adjustments for impairment charges	33,552	—	—	33,552	—
	Adjustment for gain (loss) on sale of assets	455	(1,720)	342	(1,265)	(857)
	AFFO attributable to common shareholders	$631,937	$626,828	$557,793	$1,258,765	$1,092,498

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	89,648	89,330	87,303	89,490	86,427
	Effect of dilutive securities:
	Employee equity awards	456	512	598	534	638
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	90,104	89,842	87,901	90,024	87,065

	Basic FFO per share	$3.80	$4.67	$4.09	$8.47	$8.11
	Diluted FFO per share	$3.78	$4.64	$4.06	$8.42	$8.05

	Basic AFFO per share	$7.05	$7.02	$6.39	$14.07	$12.64
	Diluted AFFO per share	$7.01	$6.98	$6.35	$13.98	$12.55

CONTACT: Equinix Investor Relations: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com; Equinix Media: David Fonkalsrud, Equinix, Inc., (650) 598-6240, dfonkalsrud@equinix.com; Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com